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                                                                   EXHIBIT 12.1

                                KELLWOOD COMPANY
                          STATEMENT ON THE COMPUTATION
                      OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                         Fiscal Year
                                                                -------------------------------------------------------------------
                                                Nine Months                                                           Nine Months
                                                  Ended                                                            5/1/99 - 1/29/00
                                             October 30, 2004     2003         2002         2001         2000          1999 (1)
                                             ----------------   --------     --------     --------     --------    ----------------
Earnings before tax                              $ 96,750       $110,475     $ 62,861     $ 60,330     $ 98,963        $68,600
Fixed charges:
      Interest expense
                                                   20,989         25,675       28,573       34,977       32,906         22,977
      Amortization of debt issuance costs
                                                    1,166          1,089          943          591          540            299
      Interest portion of rent expense
                                                    8,350         11,053       10,545       11,299       10,005          6,762
                                                 --------       --------     --------     --------     --------        -------
Total fixed charges                                30,506         37,817       40,061       46,867       43,451         30,038
                                                 --------       --------     --------     --------     --------        -------
Earnings before tax and fixed charges            $127,255       $148,292     $102,922     $107,197     $142,414        $98,638
                                                 ========       ========     ========     ========     ========        =======
Ratio of earnings to fixed charges                   4.17           3.92         2.57         2.29         3.28           3.28
                                                 ========       ========     ========     ========     ========        =======

(1)  -   In August 1999, we changed our fiscal year end from April 30 to the
         Saturday closest to January 31. The ratio of earnings to fixed charges for 1999 is based on the nine month period ended January 29, 2000.